UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 29, 2014

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On September 29, 2014, EnLink Midstream, LLC (the “Registrant”) and EnLink Midstream Partners, LP (the “Partnership”) issued a press release announcing that EnLink Midstream Operating, LP, a subsidiary of the Partnership, signed a definitive agreement with Chevron Pipe Line Company and Chevron Midstream Pipelines LLC to acquire Gulf Coast natural gas pipeline assets, including the Bridgeline system, predominantly located in Southern Louisiana for $235.0 million, subject to certain adjustments (the “Transaction”).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also on September 29, 2014, the Registrant published a presentation regarding the Transaction, which is available on the Registrant’s website, www.enlink.com, under “Investors — ENLC — Events & Presentations — Presentations.”

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—

Press Release dated September 29, 2014 (incorporated by reference to Exhibit 99.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated September 29, 2014, filed with the Commission on September 29, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: September 29, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—

Press Release dated September 29, 2014 (incorporated by reference to Exhibit 99.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated September 29, 2014, filed with the Commission on September 29, 2014).